                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-39549 and 333-92225) and Form S-8 (Nos. 33-25218, 33-50847, 33-50849, 33-58778, 333-15189, 333-15259, 333-38713,
333-38881, 333-42683, 333-68147, 333-82679, 333-82677, 333-91771, 333-91951,
333-91955, 333-35080, 333-51644, and 333-51648) of Applera Corporation of our
reports dated July 26, 2001 relating to the combined financial statements of the Applied Biosystems group, the combined financial statements of the Celera Genomics group and the consolidated financial statements of Applera Corporation, which appear in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated July 26, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Stamford, Connecticut
September 26, 2001